SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2013

PIVOTAL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54426	45-1876246
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)

53 Cahaba Lily Way

Helena, AL 35080

(Address of Principal Executive Offices)

(205) 977-7755

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01        Changes in Registrant’s Certifying Accountant.

On February 27, 2013, our Board of Directors dismissed Anton & Chia LLP (“Anton & Chia”) as our independent accountant; we do not have an audit committee. The reports of Anton & Chia on our financial statements for the period from inception on April 20, 2011, through December 31, 2011, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the audit report of Anton & Chia dated March 28, 2012, on our financial statements for the year ended December 31, 2011, contained a “going concern” paragraph. In connection with the audit of our financial statements for the period from inception on April 20, 2011 through December 31, 2011, and for the period up to the date of dismissal, we have had no disagreements with Anton & Chia on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Anton & Chia, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report on our financial statements for such year ended December 31, 2011. We have provided Anton & Chia a copy of this report and requested that it furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.

On February 27, 2013, our Board of Directors engaged Haynie & Company (“Haynie”) as our new independent accountants. Since our inception on April 20, 2011, and through the date of this report, neither we, nor anyone on our behalf, has consulted with Haynie regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and either a written report was provided to us or oral advice was provided that the new accountant concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions to this item) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

Item 9.01        Financial Statements and Exhibits.

Item No.	Description
16.1	Letter dated March 5, 2013, from Anton & Chia LLP

PIVOTAL GROUP, INC.

By: /s/ Mr. P.K. Smartt
Date: March 5, 2013	Principal Executive Officer